UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2024

INHIBIKASE THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39676	26-3407249
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3350 Riverwood Parkway SE, Suite 1900 Atlanta, Georgia	30339
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (678) 392-3419

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	IKT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 16, 2024, Inhibikase Therapeutics, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) announcing, among other things, the appointment of Garth Lees-Rolfe as Chief Financial Officer of the Company, effective at the end of the first quarter of 2024 or March 31, 2024 (the “Appointment”). In accordance with Instruction 2 to Item 5.02 of Form 8-K, the Company is filing this Amendment No. 1 to the Original 8-K (this “Amendment No. 1”) to provide information regarding the compensation arrangements entered into with Mr. Lees-Rolfe in connection with the Appointment, which arrangements had not been determined at the time of the filing of the Original 8-K.

Except as expressly set forth herein, this Amendment No. 1 does not amend the Original 8-K in any way and does not modify or update any other disclosures contained in the Original 8-K. This Amendment No. 1 supplements the Original 8-K and should be read in conjunction with the Original 8-K.

Compensation under the Employment Agreement

On April 1, 2024 (the “Effective Date”), Mr. Lees-Rolfe entered into an Employment Agreement with the Company (“Employment Agreement”) pursuant to which Mr. Lees-Rolfe is entitled to:

•	Receive a base salary at the rate of $345,000 per annum (the “CFO Base Salary”);

•	Receive, at the sole discretion of the Company, a discretionary annual target bonus (an “Annual Bonus”) equal to 30% of the CFO Base Salary (the “Target Bonus”);

•

Receive an initial stock option to purchase 90,000 shares of the Company’s common stock at an exercise price equal to $2.16 which was the fair market value of the common stock on the Effective Date, pursuant to the Company’s 2020 Equity Incentive Plan, which will vest in three equal installments on the first, second and third anniversaries of the Effective Date, subject to Mr. Lees-Rolfe’s continued employment through each such vesting date; and

•

Participate in or receive any group benefits, including medical insurance, dental insurance, life insurance, and pension plans that the Company does or may provide to similarly situated employees, in each case subject to and on a basis consistent with the terms, conditions, and overall administration of such plans.

Severance Benefits under the Employment Agreement

The Employment Agreement provides for certain severance benefits. Specifically, under the Employment Agreement, if Mr. Lees-Rolfe’s employment is terminated (i) by the Company without Cause (as defined in the Employment Agreement), and such termination does not occur within the twelve months following a Change in Control (as defined in the Employment Agreement) (a “Non-CIC Termination”), (ii) by the Company without Cause or Mr. Lees-Rolfe’s resignation with Good Reason (as defined in the Employment Agreement), and such termination occurs within the twelve months following a Change in Control (a “CIC Termination”), or (iii) as a result of his Resignation, death or Disability (each as defined in the Employment Agreement), then he will be entitled to receive:

•	Any unpaid portion of the CFO Base Salary, paid through the date of such termination;

•	Reimbursement for any expenses for which Mr. Lees-Rolfe shall not have theretofore been reimbursed;

•	Payment of the Annual Bonus accrued for the year prior to such termination (to the extent not already paid); and

•

Payment of his Target Bonus for the year of such termination, pro-rated based on the number of days he was employed by the Company during the year of such termination, except that, in the event of a Non-CIC Termination, Mr. Lees-Rolfe shall receive this payment only to the extent Mr. Lees-Rolfe would have received such Target Bonus had he remain employed through the applicable payment date of such bonus.

In addition to the foregoing severance benefits, in the event of a Non-CIC Termination, Mr. Lees-Rolfe would also be eligible to receive (i) severance pay in the amount of nine months of the CFO Base Salary and (ii) reimbursement for the difference between the cost of COBRA and Mr. Lees-Rolfe’s contribution for health continuation coverage for nine months following such termination, or if sooner, until he becomes covered under similar plans. In the event of a CIC Termination, Mr. Lees-Rolfe would also be eligible to receive (i) severance pay in the aggregate amount of twelve months of the CFO Base Salary, paid in a lump sum, (ii) a one time payment of his then-current Target Bonus, (iii) full vesting with respect to his then outstanding, unvested equity awards and (iv) reimbursement for the difference between the cost of COBRA and Mr. Lees-Rolfe’s contribution for health continuation coverage for twelve months following such termination, or if sooner, until he becomes covered under similar plans. If Mr. Lees-Rolfe’s employment is terminated due to any reason other than a termination by the Company without Cause or a resignation by Mr. Lees-Rolfe with Good Reason within the twelve months following a Change in Control and the Company does not waive the non-competition restrictions provided for in the Employment Agreement, Mr. Lees-Rolfe will also be entitled to receive an aggregate amount equal to 50% of his highest annualized base salary in the two years preceding such termination, paid out in equal installments over the nine months following such termination.

Conditions to Severance Benefits under the Employment Agreement

Pursuant to the Employment Agreement, Mr. Lees-Rolfe’s right to receive severance benefits following a Non-CIC Termination or a CIC Termination is conditioned upon his execution and delivery of a general release of claims in favor of the Company and his compliance with certain restrictive covenants, including, without limitation, non-competition, non-solicitation and confidentiality.

The foregoing summary of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Number	Description

99.1	Employment Agreement between Inhibikase Therapeutics, Inc. and Garth Lees-Rolfe, dated as of April 1, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2024	INHIBIKASE THERAPEUTICS, INC.

	By:	/S/ MILTON H. WERNER
Milton H. Werner, Ph.D.
President and Chief Executive Officer